EX-99.h.3.i
AMENDMENT NO. 1 TO
SCHEDULE A
TO THE FUND ACCOUNTING AND
FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT BETWEEN
DELAWARE SERVICE COMPANY, INC. AND
DELAWARE INVESTMENTS FAMILY OF FUNDS
DATED JANUARY 4TH, 2010

As of April 26, 2010

OPEN-END FUNDS

Delaware Group® Adviser Funds	Delaware Group® Government Fund
Delaware Diversified Income Fund	Delaware Core Plus Bond Fund
Delaware U.S. Growth Fund	Delaware Inflation Protected Bond Fund

Delaware Group® Cash Reserve	Delaware Group® Income Funds
Delaware Cash Reserve® Fund	Delaware Corporate Bond Fund
Delaware Extended Duration Bond Fund
Delaware Group® Equity Funds I	Delaware High-Yield Opportunities Fund
Delaware Mid Cap Value Fund	Delaware Core Bond Fund
Delaware Diversified Floating Rate Fund
Delaware Group® Equity Funds II
Delaware Large Cap Value Fund	Delaware Group® Limited-Term Government Funds
Delaware Value® Fund	Delaware Limited-Term Diversified Income Fund

Delaware Group® Equity Funds III	Delaware Group® State Tax-Free Income Trust
Delaware Growth Equity Fund	Delaware Tax-Free Pennsylvania Fund
Delaware Trend® Fund
Delaware Group® Tax-Free Fund
Delaware Group® Equity Funds IV	Delaware Tax-Free USA Fund
Delaware Smid Cap Growth Fund	Delaware Tax-Free USA Intermediate Fund
Delaware Macquarie Global Real Estate Fund
Delaware Pooled® Trust
Delaware Group® Equity Funds V	The Core Focus Fixed Income Portfolio
Delaware Dividend Income Fund	The Core Plus Fixed Income Portfolio
Delaware Small Cap Core Fund	The Emerging Markets Portfolio
Delaware Small Cap Value Fund	The Emerging Markets Portfolio II
The Focus Smid-Cap Growth Equity Portfolio
Delaware Group® Foundation Funds®	The Global Fixed Income Portfolio
Delaware Foundation® Growth Allocation Fund	The Global Real Estate Securities Portfolio
Delaware Foundation® Conservative Allocation Fund	The High-Yield Bond Portfolio
Delaware Foundation® Moderate Allocation Fund	The International Equity Portfolio
Delaware Foundation® Equity Fund	The International Fixed Income Portfolio
The Labor Select International Equity Portfolio
Delaware Group® Global & International Funds	The Large-Cap Growth Equity Portfolio
Delaware Emerging Markets Fund	The Large-Cap Value Equity Portfolio
Delaware Global Value Fund	The Real Estate Investment Trust Portfolio (also known as Delaware REIT Fund)
Delaware International Value Equity Fund	The Real Estate Investment Trust Portfolio II
Delaware Focus Global Growth Fund	The Select 20 Portfolio
Delaware Macquarie Global Infrastructure Fund

OPEN-END FUNDS (Cont.)

Delaware VIP® Trust
Delaware VIP® Cash Reserve Series
Delaware VIP® Diversified Income Series
Delaware VIP® Emerging Markets Series
Delaware VIP® Smid Cap Growth Series
Delaware VIP® High Yield Series
Delaware VIP® International Value Equity Series
Delaware VIP® Limited-Term Diversified Income Series
Delaware VIP® REIT Series
Delaware VIP® Small Cap Value Series
Delaware VIP® Trend Series
Delaware VIP® U.S. Growth Series
Delaware VIP® Value Series

Voyageur Insured Funds
Delaware Tax-Free Arizona Fund

Voyageur Intermediate Tax Free Funds
Delaware Tax-Free Minnesota Intermediate Fund

Voyageur Mutual Funds
Delaware Minnesota High-Yield Municipal Bond Fund
Delaware National High-Yield Municipal Bond Fund
Delaware Tax-Free California Fund
Delaware Tax-Free Idaho Fund
Delaware Tax-Free New York Fund

Voyageur Mutual Funds II
Delaware Tax-Free Colorado Fund

Voyageur Mutual Funds III
Delaware Select Growth Fund
Delaware Large Cap Core Fund

Voyageur Tax Free Funds
Delaware Tax-Free Minnesota Fund

CLOSED-END FUNDS
Delaware Investments Dividend and Income Fund, Inc.

Delaware Investments Global Dividend and Income Fund, Inc.

Delaware Investments Arizona Municipal Income Fund, Inc.

Delaware Investments Colorado Municipal Income Fund, Inc.

Delaware Investments National Municipal Income Fund

Delaware Investments Minnesota Municipal Income Fund II, Inc.

Delaware Enhanced Global Dividend and Income Fund